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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion and incorporation by reference in Amendment No. 1 to the registration statement on Form S-3 of our reports dated January 29, 1996, on our audits of the consolidated financial statements and financial statement schedule of Lexmark International Group, Inc. and subsidiaries as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

Lexington, Kentucky

January 24, 1997